FS Energy and Power Fund 8-K

Exhibit 10.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 21, 2016

to the

INDENTURE

by and among

GLADWYNE FUNDING LLC,

as Issuer

and

CITIBANK, N.A.,

as Trustee

Dated as of September 11, 2014

SECOND SUPPLEMENTAL INDENTURE, dated as of September 21, 2016, between Gladwyne Funding LLC, a Delaware limited liability company (the “Issuer”), and Citibank, N.A., a national banking association, organized and existing under the laws of United States of America, not in its individual capacity but solely as trustee under the Indenture referred to below (the “Trustee”).

PRELIMINARY STATEMENT

The Issuer and the Trustee are parties to an Indenture, dated as of September 11, 2014 (as amended by the First Supplemental Indenture, dated as of December 15, 2014, and as further amended, supplemented or otherwise modified from time to time, the “Indenture”).

The Issuer has requested that the Trustee enter into this Second Supplemental Indenture in order to amend the Indenture on the terms and conditions provided herein. The consent of a Majority of Noteholders regarding the entry into this Second Supplemental Indenture, and any required Opinion of Counsel, have been delivered to the Trustee.

Accordingly, in consideration of the promises and the mutual agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

Section 2. Amendments to the Indenture. Effective upon the date hereof:

(a)          The definition of “Collateral Obligation” shall be deleted in its entirety and replaced with the following:

“Collateral Obligation”: A Loan or Bond that, at the time it is purchased (or a commitment is made to purchase such obligation) by the Issuer, satisfies each of the following criteria:

(i)           except with respect to a Loan or Bond originated by the Issuer or its Affiliates, it is not more than 20% of the related debt issuance thereof;

(ii)          it has been approved by a Majority of the Noteholders in accordance with the procedures set forth in Section 12.2(a);

(iii)         it does not mature more than 8 years after the date on which it was purchased or entered into;

(iv)         it does not cause all Loans or Bonds of a single issuer to constitute more than 20%, the Aggregate Principal Amount of the Collateral (or, if such limit was out of compliance prior to such purchase or commitment, such purchase or commitment does not worsen the level of non-compliance);

(v)          it does not cause the Aggregate Principal Amount of the Collateral to consist of greater than 60% of Private Collateral Obligations (or, if such limit was out of compliance prior to such purchase or commitment, such purchase or commitment does not worsen the level of non-compliance);

(vi)         it does not cause the Aggregate Principal Amount of the Collateral to consist of greater than 15% of Collateral Obligations that are Participations (or, if such limit was out of compliance prior to such purchase or commitment, such purchase or commitment does not worsen the level of non-compliance); and all of the Participations are Qualified Participations;

(vii)        it is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(viii)       it is not a Defaulted Obligation or a Credit Risk Obligation;

(ix)         it is not a lease (including a finance lease);

(x)          it is not an Interest Only Security;

(xi)         it provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(xii)        it does not constitute Margin Stock;

(xiii)       it is an obligation with respect to which the Issuer will receive payments due under the terms of such obligation and proceeds from disposing of such asset free and clear of withholding tax, other than (A) withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax and (B) withholding tax on (x) late payment fees, prepayment fees or other similar fees and (y) amendment, waiver, consent and extension fees;

(xiv)       it is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Investment Manager;

(xv)        it is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer (other than to indemnify an agent or representative for lenders pursuant to the Reference Instruments);

(xvi)       it is not a Structured Finance Obligation;

(xvii)      the purchase of such obligation will not require the Issuer or the pool of Collateral to be registered as an investment company under the Investment Company Act;

(xviii)     such obligation is not, by its terms, convertible into or exchangeable for an Equity Security at any time over its life;

(xix)       such obligation does not mature after the Stated Maturity of the Notes;

(xx)        such obligation is Registered;

(xxi)       such obligation is not a Synthetic Security;

(xxii)      such obligation does not include or support a letter of credit;

(xxiii)      such obligation is not an interest in a grantor trust;

(xxiv)      such obligation is issued by an obligor that is domiciled in the United States, Canada or any other jurisdiction approved by a Majority of the Noteholders;

(xxv)       such obligation is not issued by an issuer located in a country, which country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon; and

(xxvi)      it does not cause the Aggregate Principal Amount of the Collateral to consist of greater than 45% of second lien loans (or, if such limit was out of compliance prior to such purchase or commitment, such purchase or commitment does not worsen the level of non-compliance), provided, however, that one or more of the foregoing requirements may be waived in writing by the Majority of the Noteholders (in their sole and absolute discretion) prior to the Issuer’s commitment to purchase a Collateral Obligation.

(b)          Clause (b) of Section 14.3 shall be deleted in its entirety and replaced with the following:

“(b)        to the Issuer in care of FS Energy and Power Fund, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, facsimile number: (215) 222-4649, Attention: Gerald F. Stahlecker, or at any other address previously furnished in writing by the Issuer;”

(c)          Clause (c) of Section 14.3 shall be deleted in its entirety and replaced with the following:

“(c)        to the Investment Manager, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, facsimile number: (215) 222-4649, Attention: Gerald F. Stahlecker, or at any other address previously furnished in writing by the Investment Manager;”

(d)          Schedule A, the Schedule of Collateral Obligations, shall be deleted in its entirety and replaced with Annex I hereto.

Section 3. Miscellaneous.

(A)         GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(B)          Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(C)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(D)          Complete Agreement. This Second Supplemental Indenture set forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties hereto in respect thereof.

(E)          Documents Otherwise Unchanged. Except as herein provided, the Indenture shall remain unchanged and in full force and effect, and each reference to the Indenture and words of similar import in the Indenture and such other documents shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

(F)          Trustee Matters. The Trustee is hereby authorized and directed to execute and deliver this Second Supplemental Indenture and in so executing shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as statements of the Issuer and the Trustee shall not be responsible or accountable in any way whatsoever with respect to the validity, execution or sufficiency of this Second Supplemental Indenture.

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                        IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

GLADWYNE FUNDING LLC, as Issuer

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker Title: Executive Vice President

CITIBANK, N.A., not in its individual capacity but solely as Trustee

By:	/s/ Thomas J. Varcados
Name: Thomas J. Varcados Title: Vice President

Each of the undersigned (i) acknowledges, consents and agrees to the foregoing Second Supplemental Indenture, (ii) irrevocably and unconditionally waives the 15 Business Day notice requirement set forth in Section 8.1 of the Indenture and (iii) irrevocably and unconditionally waives receipt of an executed copy of this Second Supplemental Indenture.

GOLDMAN SACHS BANK USA,

sole Noteholder

By:	/s/ Ali Meli
Name: Ali Meli Title: Managing Director

FS ENERGY AND POWER FUND,

as Investment Manager

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker Title: Executive Vice President

STRAFFORD FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker Title: Executive Vice President

[Second Supplemental Indenture Signature Page]